EXHIBIT 23.3

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 16, 1994 appearing on page 22 of Pre-Paid Legal Services, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1994. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Dallas, Texas
June 26, 1995